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                         EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

  23.     1a.  Consent of Kenny S&P Evaluation
               Services, a division of J.J. Kenny
               Co., Inc.

          1b.  Consent of Deloitte & Touche LLP

  27.          Financial Data Schedule